RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
FORM 10-K
PART IV, Item 5(b)
EXHIBIT #4 Properties.                                                03/21/97

Mortgage Pool                      Number of Holders of Record

1995-QS1                                       8

1996-QS1                                      10

1996-QS2                                      11

1996-QS3                                      24

1996-QS4                                      22

1996-QS5                                      21

1996-QS6                                       3

1996-QS7                                      24

1996-QS8                                       1